CONSENT, WAIVER AND AMENDMENT AGREEMENT

This CONSENT, WAIVER AND AMENDMENT AGREEMENT (this “Agreement”), dated as of August 5, 2015, by and among HC2 Holdings, Inc., a Delaware corporation (the “Company”), and each of the undersigned Preferred Stock Holders (as defined below).

WHEREAS, reference is made to (i) the Securities Purchase Agreement (the “Series A Purchase Agreement”), dated as of May 29, 2014, by and among the Company and the purchasers party thereto (the “Series A Holders”); (ii) the Securities Purchase Agreement (the “Series A-1 Purchase Agreement”), dated as of September 22, 2014, by and among the Company and the purchasers party thereto (the “Series A-1 Holders”); (iii) the Securities Purchase Agreement (the “Series A-2 Purchase Agreement” and, collectively with the Series A Purchase Agreement and the Series A-1 Purchase Agreement, the “Preferred Stock Purchase Agreements”), dated as of January 5, 2015, by and among the Company and the purchasers party thereto (the “Series A-2 Holders” and, collectively with the Series A Holders and the Series A-1 Holders, the “Preferred Stock Holders”); (iv) the Certificate of Designation of Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) of the Company, dated as of May 29, 2014 (in effect as of the date hereof, the “Series A Certificate of Designation”); (v) the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock (the “Series A-1 Preferred Stock”) of the Company, dated as of September 22, 2014 (in effect as of the date hereof, the “Series A-1 Certificate of Designation”); and (vi) the Certificate of Designation of Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Preferred Stock”) of the Company, dated as of January 5, 2015 (in effect as of the date hereof, the “Series A-2 Certificate of Designation” and, collectively with the Series A Certificate of Designation and Series A-1 Certificate of Designation, the “Certificates of Designation”).

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms under the applicable Preferred Stock Purchase Agreement.

WHEREAS, the Company desires to:  (i) file Certificates of Correction (the “Series A Certificates of Correction”) to the Series A Certificate of Designation in the forms attached hereto as Exhibit A; (ii) file Certificates of Correction (the “Series A-1 Certificates of Correction”) to the Series A-1 Certificate of Designation in the forms attached hereto as Exhibit B; and (iii) file a Certificate of Correction (the “Series A-2 Certificate of Correction” and, collectively with the Series A Certificates of Correction and the Series A-1 Certificates of Correction, the “Certificates of Correction”) to the Series A-2 Certificate of Designation in the form attached hereto as Exhibit C (collectively, the “Certificate of Correction Filings”);

WHEREAS, the Company desires to:  (i) after giving effect to the Series A Certificates of Correction, amend and restate the terms of the Series A Preferred Stock by filing a Certificate of Amendment (the “Series A Certificate of Amendment”) to the Series A Certificate of Designation in the form attached hereto as Exhibit D; (ii) after giving effect to the Series A-1 Certificates of Correction, amend and restate the terms of the Series A-1 Preferred Stock by filing a Certificate of Amendment (the “Series A-1 Certificate of Amendment”) to the Series A-1 Certificate of Designation in the form attached hereto as Exhibit E; and (iii) after giving effect to the Series A-2 Certificate of Correction, amend and restate the terms of the Series A-2 Preferred Stock by filing a Certificate of Amendment (the “Series A-2 Certificate of Amendment” and, collectively with the Series A Certificate of Amendment and the Series A-1 Certificate of Amendment, the “Certificates of Amendment”) to the Series A-2 Certificate of Designation in the form attached hereto as Exhibit F (collectively, the “Amendments”, and together with the Certificate of Correction Filings, the “Filings”);

WHEREAS, the Company desires to issue and sell from time to time on one or more occasions up to $15 million aggregate principal amount of its 11.000% senior secured notes due 2019 (“2019 Notes”) pursuant to the Indenture, dated as of November 20, 2014 (the “Indenture”), including $5 million in aggregate principal amount of the 2019 Notes to the Series A Holders on the date hereof (collectively, the “2019 Notes Transactions”);

WHEREAS, the issuance of the 2019 Notes in connection with the 2019 Notes Transactions will result in a Debt/NAV Ratio (as defined in each applicable Certificate of Designation) in excess of 0.75;

WHEREAS, the 2019 Notes Transactions may include issuances of 2019 Notes by the Company to one or more of the Series A Holders;

WHEREAS, pursuant to the Preferred Stock Purchase Agreements, each of the Series A Holders and Series A-1 Holders has a participation right with respect to certain issuances of debt securities and loans (the “Debt Participation Right”), subject to the terms and conditions set forth therein;

WHEREAS, the Preferred Stock Holders desire to ratify the Company’s March 26, 2015 issuance of $50.0 million principal amount of 2019 Notes (the “March 2015 Debt Issuance”); and

WHEREAS, each of the Preferred Stock Holders desires, in accordance with the Certificates of Designation and the Preferred Stock Purchase Agreements to (i) consent to the Filings, (ii) consent to the 2019 Notes Transactions, (iii) waive its Debt Participation Right, if any, in respect of the 2019 Notes Transactions and (iv) consent and ratify the March 2015 Debt Issuance and certain other transactions as set forth in Section 3 hereof.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound by this Agreement, agree as follows:

1. Consent to the Filings.

(a) Each of the Preferred Stock Holders does hereby consent to each of the Filings, including the execution, delivery and filing thereof.

(b) Each of the Preferred Stock Holders, as Holders of Preferred Stock (and not on an as-converted basis), does hereby consent pursuant to Section 4 of the applicable Certificate of Designation to the Amendments.

2. Consent to 2019 Notes Transactions; Waiver of Debt Participation Right.

(a) Each of the Preferred Stock Holders does hereby consent to each of the 2019 Notes Transactions, including the issuance of $5 million in aggregate principal amount of 2019 Notes to the Series A Holders on the date hereof pursuant to a Note Purchase Agreement by and among the Company, the guarantors party thereto and the Series A Holders, dated as of the date hereof (the “Note Purchase Agreement”).

(b) Each of the Preferred Stock Holders does hereby waive its Debt Participation Right, if any, in respect of the 2019 Notes Transactions.

3. Ratification and Consent to the March 2015 Issuance; Acknowledgment.

(a) Each of the Preferred Stock Holders does hereby ratify and consent to the March 2015 Issuance, subject to the accuracy of the representations and warranties of the Company contained herein and, in the case of the Series A Holders, the consummation of the transactions contemplated by the Note Purchase Agreement and the accuracy of the representations and warranties contained therein.

(b) Each of the Preferred Stock Holders does hereby ratify the consents it had previously provided to the Company pursuant to (i) that certain Consent, Waiver and Amendment Agreement dated as of September 22, 2014, and (ii) that certain Consent, Waiver and Amendment dated as of January 5, 2015, in each case, subject to the accuracy of the representations and warranties of the Company contained herein and, in the case of the Series A Holders, the consummation of the transactions contemplated by the Note Purchase Agreement and the accuracy of the representations and warranties contained therein.

(c) The Preferred Stock Holders and the Company acknowledge and agree that it is the intention of such parties that each calculation of the Debt/NAV Ratio pursuant to the Certificates of Designations in connection with any borrowing or incurrence of Indebtedness (as defined in each applicable Certificate of Designation) should be made after giving pro forma effect to each asset acquisition, each Investment, each issuance, incurrence, assumption or prepayment of Indebtedness or Equity Securities (as defined in each applicable Certificate of Designation) and each asset sale by the Company and its subsidiaries prior to or simultaneous with the event for which a calculation is being made, and for such purposes the Company shall calculate the Net Asset Value (as defined in each applicable Certificate of Designation) based on the most recent information available to the Company but otherwise pursuant to the definition of Fair Market Value (as defined in each applicable Certificate of Designation).

4. Waiver of Notice Requirements.  This Agreement shall satisfy any notice requirement that may be required to be given to the Preferred Stock Holders pursuant to any Preferred Stock Purchase Agreement or otherwise in connection with the Filings, the 2019 Notes Transactions and the March 2015 Issuance and the other transactions contemplated hereby or referenced herein.

5. Representations and Warranties.

(a) The Company hereby represents and warrants to the Preferred Stock Holders that:

(i) The Company has the power and authority to enter into this Agreement and all other agreements contemplated hereby, and to do and perform all acts and things as are required or contemplated hereunder to be done, observed and performed by the Company;

(ii) Each of this Agreement, each of the Filings and all other agreements to be executed by the Company which are contemplated hereby has been duly authorized by all necessary corporate action (including board of director and stockholder action) and otherwise, validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that the Amendments are subject to (x) the receipt of the requisite consent of the common stockholders of the Company (including the Preferred Stock Holders voting on an as-converted basis), (y) the filing of any Current Report on Form 8-K, Preliminary Proxy Statement on Schedule 14A and Definitive Proxy Statement on Schedule 14A that are required to be made by the Company with the United States Securities and Exchange Commission, and (z) filing with the Secretary of State of the State of Delaware (clauses (x), (y) and (z), collectively, the “Required Actions”);

(iii) After giving effect to this Agreement, the execution and delivery of this Agreement and all other agreements to be executed by the Company and contemplated hereby and the Company’s performance hereunder and thereunder, including the making of all Filings, do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with any the Company’s charter, by-laws, certificate of incorporation or the provisions of any statute, any rules of the New York Stock Exchange, or any judgment, order, or indenture, instrument, agreement, note, arrangement or undertaking, to which the Company is a party or by which the Company or its assets or properties are or may become bound, except that the Amendments are subject to the Required Actions;

(iv) After giving effect to this Agreement, no default under any such agreement has occurred and is continuing; and

(v) There is no pending, or to the knowledge of the executive officers of the Company, threatened litigation arising from, or relating directly or indirectly to, the subject matter of the Filings, the Amendments or the March 2015 Debt Issuance.

(b) Each of the Preferred Stock Holders, severally and not jointly, represents and warrants to the Company that:

(i) Such Preferred Stock Holder has the power and authority to enter into this Agreement and all other agreements contemplated hereby, and to do and perform all acts and things as are required or contemplated hereunder to be done, observed and performed by such Preferred Stock Holder;

(ii) Each of this Agreement and all other agreements to be executed by such Preferred Stock Holder which are contemplated hereby has been duly authorized (by all necessary corporate and limited liability company action and otherwise), validly executed and delivered by such Preferred Stock Holder and constitutes the legal, valid and binding obligation of such Preferred Stock Holder, enforceable against it in accordance with its terms;

(iii) After giving effect to this Agreement, the execution and delivery of this Agreement and all other agreements to be executed by such Preferred Stock Holder and contemplated hereby and such Preferred Stock Holder’s performance hereunder and thereunder do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with any such Preferred Stock Holder’s charter, by-laws, certificate of incorporation or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement, note, arrangement or undertaking, to which such Preferred Stock Holder is a party or by which such Preferred Stock Holder or its assets or properties are or may become bound; and

(iv) After giving effect to this Agreement, no default under any such agreement has occurred and is continuing.

6. No Further Amendments.  Except for the consents, waivers and amendments set forth herein (excluding the Amendments, which shall become effective upon completion of the Required Actions and approval of the Amendments by stockholders representing a majority of the voting power of the common stock of the Company (including the Preferred Stock Holders voting on an as-converted basis)), the text of each of the Preferred Stock Purchase Agreements and the Certificates of Designation shall remain unchanged and in full force and effect and each is hereby ratified and reaffirmed in all respects.  No waiver by the Preferred Stock Holders under any of the Preferred Stock Purchase Agreements, Certificates of Designation or otherwise is granted or intended except as expressly set forth herein, and, except as expressly set forth herein, the Preferred Stock Holders expressly reserve the right to require strict compliance with the terms of each of the Preferred Stock Purchase Agreements and the Certificates of Designation in all respects.

7. Fees and Legal Fees.  The Company hereby agrees to pay to the Preferred Stock Holders all reasonable and documented out of pocket fees and reasonable and documented out of pocket expenses incurred by the Preferred Stock Holders in the drafting, review, negotiation and closing of the documents and transactions contemplated hereby, including the Note Purchase Agreement, and any filings (or amendments to prior filings) required under the Exchange Act as a result hereof and thereof.

8. Binding on Successors, Assigns, Transferees.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and, upon a transfer of Shares or Conversion Shares (each as defined in the applicable Preferred Stock Purchase Agreement), such transferee shall be bound by the terms of this Agreement (including the approvals and waivers granted hereunder) as if originally a party hereto.

9. Entire Agreement.  This Agreement and the documents and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

10. Miscellaneous.  Sections 12.1 through 12.7 and 12.9 through 12.12 of the applicable Preferred Stock Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY

HC2 HOLDINGS, INC.

By:	/s/ Keith Hladek
Name:	Keith Hladek
Title:	Chief Operating Officer

[Signature Page to Consent, Waiver and Amendment Agreement]

HUDSON BAY PURCHASER

HUDSON BAY ABSOLUTE RETURN CREDIT OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ Marc Sole
Name:	Marc Sole
Title:	Authorized Signatory

[Signature Page to Consent, Waiver and Amendment Agreement]

PECM PURCHASERS

PROVIDENCE DEBT FUND III L.P.

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	CFO – Capital Markets Group

PROVIDENCE DEBT FUND III MASTER
(NON-US) L.P.

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	CFO – Capital Markets Group

PECM STRATEGIC FUNDING L.P.

By:	PECM Strategic Funding GP L.P.,
its general partner

By:	PECM Strategic Funding GP Ltd.,
its general partner

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	CFO – Capital Markets Group

BENEFIT STREET PARTNERS SMA LM L.P.

By:	/s/ Bryan Martoken
Name:	Bryan Martoken
Title:	CFO – Capital Markets Group

[Signature Page to Consent, Waiver and Amendment Agreement]

DG PURCHASERS

DG VALUE PARTNERS, LP

By:	DG Capital Management, LLC,
its investment manager

By:	/s/ Dov Gertzulin
Name:	Dov Gertzulin
Title:	Managing Member

DG VALUE PARTNERS II MASTER FUND, LP

By:	DG Capital Management, LLC,
its investment manager

By:	/s/ Dov Gertzulin
Name:	Dov Gertzulin
Title:	Managing Member

SPECIAL SITUATIONS, LLC

By:	DG Capital Management, LLC,
its investment manager

By:	/s/ Dov Gertzulin
Name:	Dov Gertzulin
Title:	Managing Member

SPECIAL SITUATIONS X, LLC

By:	DG Capital Management, LLC,
its investment manager

By:	/s/ Dov Gertzulin
Name:	Dov Gertzulin
Title:	Managing Member

[Signature Page to Consent, Waiver and Amendment Agreement]

DG CREDIT OPPORTUNITIES, LP

By: DG Capital Management, LLC,
its investment manager

By:	/s/ Dov Gertzulin
Name:	Dov Gertzulin
Title:	Managing Member

[Signature Page to Consent, Waiver and Amendment Agreement]

LUXOR PURCHASERS

LUXOR CAPITAL PARTNERS, LP

By:	Luxor Capital Group, LP,
its investment manager

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP

By:	Luxor Capital Group, LP,
its investment manager

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

LUXOR WAVEFRONT, LP

By:	Luxor Capital Group, LP,
its investment manager

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

THEBES OFFSHORE MASTER FUND, LP

By:	Luxor Capital Group, LP,
its investment manager

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

[Signature Page to Consent, Waiver and Amendment Agreement]

CASPIAN PURCHASERS

MARINER LDC

By:	/s/ John C. Kelty
Name:	John C. Kelty
Title:	Authorized Signatory

CASPIAN SELECT CREDIT MASTER FUND, LTD.

By:	/s/ T Grey Perkins
Name:	T Grey Perkins
Title:	Authorized Signatory

CASPIAN SOLITUDE MASTER FUND, L.P.

By:	/s/ T Grey Perkins
Name:	T Grey Perkins
Title:	Authorized Signatory

CASPIAN HLSC1, LLC

By:	/s/ T Grey Perkins
Name:	T Grey Perkins
Title:	Authorized Signatory

SUPER CASPIAN CAYMAN FUND LIMITED

By:	/s/ T Grey Perkins
Name:	T Grey Perkins
Title:	Authorized Signatory

[Signature Page to Consent, Waiver and Amendment Agreement]

CASPIAN SC HOLDINGS, L.P.

By:	/s/ T Grey Perkins
Name:	T Grey Perkins
Title:	Authorized Signatory

[Signature Page to Consent, Waiver and Amendment Agreement]

IMPERIAL PURCHASER

LONG BALL PARTNERS, LLC

By: Imperial Capital Asset Management, LLC,
its Managing Member

By:	/s/ Mark Martis
Name:	Mark Martis
Title:	Chief Operating Officer

[Signature Page to Consent, Waiver and Amendment Agreement]

Exhibit A
Certificates of Correction to the Series A Certificate of Designation

[See attached.]

A-

Exhibit B
Certificates of Correction to the Series A-1 Certificate of Designation

[See attached.]

B-

Exhibit C
Certificate of Correction to the Series A-2 Certificate of Designation

[See attached.]

C-

Exhibit D
Certificate of Amendment to Series A Certificate of Designation

[See attached.]

D-

Exhibit E
Certificate of Amendment to Series A-1 Certificate of Designation

[See attached.]

E-

Exhibit F
Certificate of Amendment to Series A-2 Certificate of Designation

[See attached.]

F-